Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76742) pertaining to The PMI Group, Inc. Savings and Profit-Sharing Plan and PMI Alternate 401(k) Plan of The PMI Group, Inc. of our report dated May 25, 2004, with respect to the financial statements and schedules of the PMI Alternate 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Los Angeles, California

June 24, 2004